                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------


                                    FORM 8-K


                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



                                  MAY 18, 1998
--------------------------------------------------------------------------------
                Date of Report (Date of earliest event reported)



                                   INTUIT INC.
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             (Exact name of Registrant as specified in its charter)


                                    DELAWARE
                ------------------------------------------------
                 (State or other jurisdiction of incorporation)

          0-21180                                    77-0034661
   ------------------------                ------------------------------------
   (Commission file number)                (I.R.S. Employer Identification No.)


                               2535 GARCIA AVENUE
                         MOUNTAIN VIEW, CALIFORNIA 94043
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          (Address of principal executive offices, including zip code)





                                 (415) 944-6000
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              (Registrant's telephone number, including area code)

                                    CONTENTS

Item 5: Other Events................................................... 3

Item 7: Financial Statements and Exhibits ............................. 7

Signatures ............................................................ 8

ITEM 5. OTHER EVENTS

            A. MANAGEMENT CHANGES

            On May 12, 1998, Intuit Inc. (the "Company" or "Intuit") announced that its Board of Directors plans to elect William V. Campbell as Chairman of the Board and William H. Harris, Jr. as President and Chief Executive Officer of the Company at the next regular Board meeting scheduled for July 28, 1998. Intuit founder Scott D. Cook will become chairman of the Executive Committee of the Board and continue to work full-time with the Company. Mr. Cook currently serves as Chairman of the Board, Mr. Campbell currently serves as President and Chief Executive Officer and Mr. Harris currently serves as Executive Vice President. These changes will be effective August 1, 1998. In addition, the Board elected Harris as a director of the Company, effective May 12, 1998.

            Earlier during fiscal 1998, the Company appointed Raymond Stern as Senior Vice President, Strategy, Finance and Administration, appointed Mari J. Baker as Senior Vice President, Human Resources and appointed Mark R. Goines as Senior Vice President, Consumer Finance.

            B.    ANNOUNCEMENT OF RESULTS FOR THIRD QUARTER OF FISCAL 1998

            Included as Exhibit 99.01 hereto, and incorporated herein by reference, is a copy of certain unaudited financial information of the Company for the three and nine months ended April 30, 1998. The financial information included for the quarter ended April 30, 1998 was made publicly available by the Company on May 18, 1998 but is incomplete as the Company has not yet prepared full quarterly financial statements (including footnotes) or filed a Form 10-Q with the Commission with respect to such quarterly results.

            Consistent with expected seasonal patterns, for the quarter ended April 30, 1998, Intuit reported net revenue of $142.0 million, compared to $136.3 million in the quarter ended April 30, 1997. The Company's operating loss in the quarter ended April 30, 1998 was $7.3 million, compared to an operating loss of $1.8 million in the quarter ended April 30, 1997. Net loss for the quarter ended April 30, 1998 was $2.2 million, or $0.05 per share, compared to net income of $488,000, or $0.01 per share, in the quarter ended April 30, 1997, on a diluted basis. The Company incurred acquisition related charges from previous acquisitions of $4.0 million and a charge of $16.2 million related to an agreement with America Online, Inc. during the quarter ended April 30, 1998 and in the quarter ended April 30, 1997, the Company had revenue of $18.5 million and expenses of $16.7 million associated with Parsons Technology, a now-divested business, and incurred acquisition related charges of $10.9 million. Excluding these items, the Company's income from operations for the quarter ended April 30, 1998 would have been $15.9 million and its revenue and income from operations for the quarter ended April 30, 1997 would have been $117.8 million and $10.1 million, respectively. Its net income would have been $0.20 per share for the quarter ended April 30, 1998 compared to $0.14 per share for the quarter ended April 30, 1997, on a diluted basis.

            Intuit's financial results reflect the highly seasonal nature of its tax and Quicken products. Historically, revenue is highest in the quarter ended January 31. The Company experiences significantly lower revenue levels in the quarters ended April 30, July 31 and October 31, while operating expenses to develop and manage its products and services continue during these periods. Although Intuit's financial results are subject to seasonality, Intuit's quarterly revenue pattern within any given year may vary from year to year due to non-seasonal factors such as the timing of product introductions. Therefore, annual results may provide a more meaningful comparison of operating results than quarter-over-quarter comparisons. In particular, there is no seasonal pattern for the Company's QuickBooks product launches. For example, the third quarter of fiscal 1997 benefited materially from the launch of QuickBooks 5.0 in the second quarter of fiscal 1997, while the third quarter of fiscal 1998 received no such benefit. QuickBooks 6.0 is anticipated to launch at the end of the fourth quarter of fiscal 1998. On the other hand, revenue for the third quarter of fiscal 1998 benefited materially from the timing shift of certain tax revenues from the second quarter into the third quarter due in part to the deferred accounting recognition of electronic filing service revenue. There are various risks and uncertainties associated with the foregoing forward-looking statement regarding the launch of Quickbooks 6.0, including risks of delay, which are possible given the uncertainties of complex software development. Any such delay would have a substantial negative impact on revenue and net income for the fourth quarter of fiscal 1998 and for fiscal 1998 as a whole.

            In addition, on April 30, 1998, the Company provided a short-term unsecured loan (due within less than one year) in the amount of $50 million to Excite, Inc. and may provide additional financing to Excite in the future. The loan is on a parity with all other indebtedness of Excite but is subordinated to Excite's current $6 million credit facility. To the extent that Excite is unable to, or fails to, satisfy its obligations with respect to this indebtedness, the Company's operating results and financial condition would be adversely affected.

            C.    PROPOSED ACQUISITION OF LACERTE

            On May 18, 1998, the Company entered into an Asset Purchase Agreement with Lacerte Software Corporation and Lacerte Educational Services Corporation (together, "Lacerte") under which it agreed to purchase substantially all of Lacerte's assets in exchange for $400 million in cash and to assume substantially all of Lacerte's liabilities (the "Pending Acquisition"). The consummation of the Pending Acquisition is subject to certain conditions, including receipt of regulatory approvals (such as expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the ("HSR Act")).

            While Intuit expects to consummate the Pending Acquisition in the summer of 1998, no assurance can be given as to when, or whether, the Pending Acquisition will be completed. The Asset Purchase Agreement entitles either party to terminate the agreement if the Pending Acquisition has not been completed by the 120th day after Lacerte files its notification under the HSR Act (which is expected to occur on or about May 22, 1998), subject to extension of up to an additional 60 days under certain circumstances. If the Pending Acquisition is not completed by the applicable date, the Company would be obligated to pay Lacerte up to $20 million, unless the Company had terminated the Asset Purchase Agreement as a result of a material breach by Lacerte or as a result of a material inaccuracy in Lacerte's representations and warranties. In addition, the Company is entitled to terminate the Asset Purchase Agreement at any time prior to closing, upon payment to Lacerte of $10 million if such termination occurs within 60 days of Lacerte's initial filing under the HSR Act or $20 million if the termination occurs after the initial 60 day period.

            The Company intends to use the net proceeds from a public offering of equity securities to fund the major portion of the cash purchase price of the Pending Acquisition. However, consummation of the Pending Acquisition is not conditioned on completion of such offering. If such offering is not completed, or if less than the full amount contemplated by such offering is raised, the Company may elect to complete the Pending Acquisition using other cash resources or to terminate the Pending Acquisition and pay the applicable termination fee to Lacerte.

            Lacerte is a leading developer and marketer of tax preparation software and services for tax professionals. Its products are used primarily by tax professionals to prepare federal and state income tax returns for individuals and small businesses, as well as estate, trust and gift tax returns. Lacerte's products provide an efficient user friendly interface, but are also designed to support complex returns and analysis. Customers can elect to license each of Lacerte's programs for a single fee for unlimited annual use or to use them on a "pay-per-return" or "remote entry processing" basis. Lacerte currently provides DOS and Windows 95 versions of its products. Lacerte also provides electronic filing services and offers seminars and self-study tutorials in a variety of areas related to tax preparation and software usage. In its fiscal year ended March 31, 1998, Lacerte licensed use of its products to over 30,000 customers, primarily accounting and tax firms.

            Lacerte's revenue increased from $62.1 million in fiscal 1996 to $68.1 million in fiscal 1997 and to $75.6 million in fiscal 1998, primarily as a result of increases in unit sales. Lacerte's business has provided it with a relatively stable source of recurring revenue, since users of Lacerte's products must purchase annual updates that reflect tax law and form changes. Although prices for Lacerte's products remained relatively stable from fiscal 1996 through fiscal 1998, Lacerte has recently announced modest increases in prices of many of its products. Lacerte's revenue includes both fees from the license of its products for unlimited annual use and fees for "remote entry processing" where the user is charged a fee for each tax return processed. Revenue from licenses for unlimited annual use is generally recognized at the time of shipment of the product, although a substantial number of customers pay the license fee in advance. Remote entry processing revenues are recognized on electronic delivery to the customer of an encryption key that allows the customer to prepare a return. Lacerte's revenues are highly seasonal, as sales of its products are concentrated in the fiscal quarter ended March 31.

            Lacerte's operating expenses remained relatively stable from fiscal 1996 through fiscal 1998. Income from operations increased from $19.8 million, or 31.8% of revenue, in fiscal 1996 to $23.4 million, or 34.3% of revenue, in fiscal 1997 and $28.9 million, or 38.2% of revenue, in fiscal 1998. A portion of Lacerte's general and administrative expenses consist of compensation paid to Lacerte's principal shareholders, who will not remain as employees following the closing of the Pending Acquisition. Intuit anticipates that increases in other operating expenses of Lacerte following the acquisition will partially offset the reduction in compensation expense. Lacerte was not subject to federal income tax as a result of its election to be treated as an "S" corporation under the federal income tax laws.

            The Company believes that the Pending Acquisition has the potential to provide it with a number of strategic benefits. The Company believes that the Pending Acquisition will contribute to the Company's recurring revenue base since users of Lacerte's product offerings, like users of the Company's tax products, must purchase annual updates that reflect tax law and form changes. Substantially all of Lacerte's customers renew their licenses each year. Lacerte has been a highly profitable company, and to the extent that Lacerte's profitability can be sustained following consummation of the Pending Acquisition, it could make a significant contribution to the Company's earnings.

            The Company believes that the acquisition of Lacerte could also enable the Company to compete more effectively with other large providers of tax preparation software. As the complexity of professional tax products increases, the annual cost of producing and supporting these products also increases. The Company believes that it is critical to expand its customer base in order to maintain competitive prices. In addition, the Company expects the Pending Acquisition to strengthen its presence in the professional income tax compliance market by enhancing and extending its professional tax preparation software and service offerings, which currently consist primarily of the Company's ProSeries products. The Intuit ProSeries product line and Lacerte's product line can provide complementary solutions for different practitioner preferences. Intuit's ProSeries product line enhances ease of use by permitting data entry directly into familiar government forms and displaying calculations on-screen. In contrast, the Lacerte product line is designed to enhance the preparer's productivity by presenting highly customized input sheets that reduce the time required to complete data entry. The Company believes that having two different products will enable it to better meet the needs of prospective customers in the professional tax compliance market.

            The Pending Acquisition, which will be accounted for under the purchase method of accounting, is expected to result in a write-off of approximately $20 million representing in process research and development in the quarter in which the acquisition is consummated. In addition, the Company expects to capitalize certain intangible assets in the amount of approximately $390 million, which it expects to amortize over periods of three and five years. Such amortization will have a negative impact on the Company's future operating results. These purchase price allocations are preliminary and subject to adjustment, which could be material in amount, based upon the Company's further analysis. For federal income tax purposes, the Company expects to amortize the cost of the acquisition over fifteen years and receive tax deductions in the amount of such amortization.

            The foregoing discussion of the Pending Acquisition includes forward-looking statements regarding the expected benefits and effects of the Pending Acquisition of Lacerte by the Company, including statements regarding strategic benefits of the Pending Acquisition, Lacerte's profitability and contribution to the Company's profitability, the effect of the Pending Acquisition on the Company's competitiveness in the market for professional tax software and the timing and amount of expenses to be incurred by the Company as a result of the Pending Acquisition. The Pending Acquisition and Lacerte's business are subject to a number of risks that could adversely affect the Company's ability to achieve the anticipated benefits of the Pending Acquisition. The Company currently intends that Lacerte will remain as a separate entity and that its personnel and its sales and marketing, research and development, customer support and administrative organizations will not be combined with those of the Company. This could create operating inefficiencies, could make it more difficult to retain key personnel and could cause difficulties in communicating with, and sharing information between, the Company's and Lacerte's operations, including with respect to the preparation of combined financial statements. These challenges may be exacerbated by the fact that Lacerte's operations and personnel are located in Texas, where the Company does not currently have any material operations. The need to focus management's attention on establishing relationships with, and procedures for communicating with, Lacerte may reduce the ability of the Company to successfully pursue other opportunities for a period of time. The departure of key Lacerte employees or significant numbers of Lacerte employees could have a material adverse effect on the Company. The Company may face difficulties in retaining Lacerte's customers, and customers' uncertainties as to the Company's plans and ability to support both Lacerte's products and its existing ProSeries software after the acquisition could adversely affect the Company's ability to retain these customers, which would have a material adverse effect on the Company. Lacerte is beginning a significant transition of its product line to a planned 32-bit version, and this transition will require significant development efforts. There can be no assurance that Lacerte will successfully develop this version of its products, or that this new version of its products will perform as expected. Departures of engineering personnel following the acquisition, or other uncertainties caused by the acquisition, could adversely affect the ability of Lacerte to develop this product. In the event that the Company and Lacerte in the future determine to integrate their operations, such integration could also present a number of risks and result in the diversion of management's attention.

            Under the terms of the Asset Purchase Agreement, the Company is assuming substantially all of the liabilities related to Lacerte's business with the exception of certain tax liabilities. If unanticipated liabilities are discovered after the consummation of the Pending Acquisition, the Company will likely bear the obligation to satisfy those liabilities, which could have a material adverse effect on the Company's operating results.

            D.    JOINT VENTURE

            In May 1998, the Company formed a joint venture company to focus on development of certain Web-oriented finance products. The joint venture company has received $23 million through the sale of equity interests to private investors and obtained conditional commitments to receive up to an additional $23 million in capital contributions from these investors. An affiliate of Morgan Stanley & Co. Incorporated is the principal investor in this joint venture company, and a venture capital fund managed by Kleiner Perkins Caufield & Byers, of which L. John Doerr, a director of the Company, is a general partner, has agreed to invest $1 million in the joint venture company. In exchange for its equity interest in the joint venture company, the Company has granted the joint venture company licenses to certain technology and intellectual property rights related to certain Web-oriented finance products and has agreed not to compete in certain areas of server-based personal finance for a period of ten years. The Company will manage the development of the new products and the commercialization efforts of the joint venture company and has been granted the option to purchase the equity interests of the investors in the joint venture company during a period of time beginning two years after formation of the joint venture company at a price to be determined by a formula. The cost of exercising the option to purchase the investors' equity interests would be substantial and would result in the acquisition of certain intangible assets that would be amortized over the expected useful life of the new company's technology. The development of Web-oriented finance products is subject to significant technological risks, and there can be no assurance that the development will be successful or that the Company's purchase option will be exercised.

            E.    SFAS 128 INFORMATION

            In February 1997, the Financial Accounting Standards Board issued Statement of Accounting Standard, No. 128, "Earnings Per Share" (SFAS 128), which replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Exhibit 99.05 includes basic and diluted per share information for the quarter ended October 31, 1997 and the quarters in each of the years ended July 31, 1997 and July 31, 1996 and for the years ended September 30, 1993, the ten months ended July 31, 1994 and the years ended July 31, 1995, 1996 and 1997, and such information is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

            (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

            Included as Exhibit 99.02 hereto, and incorporated herein by reference, is a copy of the audited combined financial statements of Lacerte as of March 31, 1997 and 1998 and for the years ended March 31, 1996, 1997 and 1998. Included as Exhibit 99.03 hereto, and incorporated herein by reference, is a copy of certain unaudited financial information of Lacerte for the six months ended March 31, 1998. The unaudited financial information included for the six months ended March 31, 1998 is incomplete as it was prepared solely for purposes of preparing pro forma condensed combining statements of operations data and does not include all of the information required by Regulation S-X for full quarterly financial statements, such as footnotes.

            (b) PRO FORMA FINANCIAL INFORMATION

            Included as Exhibit 99.03 hereto, and incorporated herein by reference, is a copy of the pro forma condensed combining financial information with respect to the proposed acquisition of Lacerte by the Company, which combine the statement of operations of the Company for the year ended July 31, 1997 and the six months ended January 31, 1998 with the statements of operations of Lacerte for the year ended September 30, 1997 and the six months ended March 31, 1998, respectively, as if the Pending Acquisition had occurred as of the earliest period presented, and the balance sheets of the Company as of January 31, 1998 and of Lacerte as of March 31, 1998, as if the Pending Acquisition had occurred as of January 31, 1998.

            (c) EXHIBITS

            The following exhibits are filed herewith:


     Number       Description
     ------       -----------
      *2.01       Asset Purchase Agreement dated as of May 18, 1998 by and
                  between the Company and Lacerte.

      23.01       Consent of Price Waterhouse LLP, Independent Accountants.

      99.01 Unaudited financial information of the Company as of April 30, 1997 and for the three and nine month periods then ended.

      99.02       Audited Combined Financial Statements of Lacerte as of March
                  31, 1997 and 1998 and for the years ended March 31, 1996, 1997 and 1998.

      99.03 Unaudited condensed combined income statement information of Lacerte for the six month period ended March 31, 1998.

      99.04       Pro forma financial information of the Company and Lacerte.

      99.05       Restatement of Earnings Per Share Under Statement of
                  Financial Accounting Standards No. 128.

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* To be filed by amendment.








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


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                                INTUIT INC.

Dated:  May 18 , 1998                           /s/ Greg J. Santora
      -------------------------                 -------------------------
                                                Greg J. Santora
                                                Vice President and Chief
                                                Financial Officer

                                 EXHIBIT INDEX


     Number       Description
     ------       -----------
      *2.01       Asset Purchase Agreement dated as of May 18, 1998 by and
                  between the Company and Lacerte.

      23.01       Consent of Price Waterhouse LLP, Independent Accountants.

      99.01 Unaudited financial information of the Company as of April 30, 1997 and for the three and nine month periods then ended.

      99.02       Audited Combined Financial Statements of Lacerte as of March
                  31, 1997 and 1998 and for the years ended March 31, 1996, 1997 and 1998.

      99.03 Unaudited condensed combined income statement information of Lacerte for the six month period ended March 31, 1998.

      99.04       Pro forma financial information of the Company and Lacerte.

      99.05       Restatement of Earnings Per Share Under Statement of
                  Financial Accounting Standards No. 128.

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* To be filed by amendment.